Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 10.[XX]

MATERIAL IN THIS DOCUMENT HAS BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION1

AMENDED AND RESTATED SECONDARY MATERIALS
PROCESSING AGREEMENT

THIS AMENDED AND RESTATED SECONDARY MATERIALS PROCESSING AGREEMENT (this "Agreement") is effective as of the 7th day of June, 2005, by and between STILLWATER MINING COMPANY, a Delaware corporation with its principal place of business in Montana ("Stillwater"), and POWER MOUNT INCORPORATED, a Kentucky corporation with its principal place of business in Kentucky ("Power Mount").

WHEREAS, Power Mount and Stillwater previously entered into that certain Secondary Materials Processing Agreement, dated September 15, 2003 (the "Previous Agreement"), whereby Power Mount supplied Secondary Materials to Stillwater and Stillwater processed and refined such Secondary Materials; and

WHEREAS, Power Mount and Stillwater desire to enter into this Agreement to amend and restate the terms of the Previous Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS.

Throughout this Agreement, the following terms shall have the following meanings:

1.1           Allocated Portion of First Prepayment means, with respect to a specific Lot, the portion of the First Prepayment allocated to the Lot, calculated as the product of (i) the First Prepayment and (ii) sum of the Preliminary Lot Values divided by Offered Metal Value.

1.2           Allocated Portion of First Prepayment Finance Charge means, with respect to a specific Lot, the portion of the First Prepayment Finance Charge allocated to the Lot calculated as the product of (i) the First Prepayment Finance Charge and (ii) sum of the Preliminary Lot Values divided by Offered Metal Value.

___________________________

1	[**] Denotes language for which Stillwater Mining Company has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.3           Business Day means every Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the United States are authorized or obligated by law or executive order to close.

1.4           Estimated Delivery Date means the date estimated by Power Mount and set forth on the Metal Purchase Form for delivery at the Facility of Offered Ounces.

1.5           Estimated Ounces means, with respect to a specific Lot, the number of troy ounces of each Metal estimated by Power Mount to be contained in such Lot and set forth by Power Mount on a Lot Verification Form.

1.6           Event of Default has the meaning set forth in Section 12.

1.7           Facility means Stillwater's processing complex located in Columbus, Montana.

1.8           Final Assay means, with respect to a specific Lot, the final settlement figures expressed as the amount of troy ounces per Short Ton of each Platinum Group Metal determined in accordance with Sections 8.3 and 8.4.

1.9           Final Dry Lot Weight means, with respect to a specific Lot, the weight in Short Tons as determined in accordance with Section 8.3.

1.10         Final Lot Value means, with respect to each Metal, the product of (i) the Final Dry Lot Weight, (ii) the Final Assay and (iii) the Purchase Price for the Metal.

1.11         Final Ounces means, with respect to each Metal, the product of the Final Dry Lot Weight and the Final Assay.

1.12         Final Prepayment has the meaning set forth in Section 9.4.

1.13         Final Prepayment Finance Charge means the interest assessed by Stillwater on the amount of the Final Prepayment and calculated as the product of (i) the amount of the Final Prepayment prior to deducting the Final Prepayment Finance Charge; (ii) Stillwater's Cost of Borrowing plus [**] basis points; and (iii) the number of days from the date of Final Prepayment until the Value Date divided by 360.

1.14         Firm Price means, with respect to any Metal, a set price per ounce of a Metal established by Stillwater for settlement on the Value Date, which price will be based on the Estimated Date of Delivery or the date of actual delivery, applied on a first-in-first-out basis and subject to adjustment pursuant to Section 3.2.

1.15         First Prepayment has the meaning set forth in Section 9.2.

1.16         First Prepayment Finance Charge means the interest assessed by Stillwater on the amount of the First Prepayment and calculated as the product of (i) the amount of the First Prepayment prior to deducting the First Prepayment Finance Charge; (ii) Stillwater's Cost of Borrowing plus [**] basis points; and (iii) the number of days from the date of the First Prepayment until the Estimated Delivery Date divided by 360.

CONFIDENTIAL TREATMENT REQUESTED

1.17         Force Majeure has the meaning set forth in Section 16.1.

1.18         Lot means a quantity of Secondary Materials delivered to Stillwater as one Shipment or as part of a Shipment and designated by Power Mount based on the type of automobile catalytic converter.

1.19         Lot Verification Form means the form attached as Appendix B and completed by Power Mount and Stillwater in accordance with Sections 3.4 and 3.5.

1.20         Material Weight Variance has the meaning set forth in Section 8.2.

1.21         Metal means Platinum, Palladium or Rhodium.

1.22         Metal Purchase Form means the form attached as Appendix A and completed by Power Mount and Stillwater in accordance with Sections 3.1 and 3.2.

1.23         MSDS means Material Safety Data Sheet.

1.24         Offered Metal Value means, with respect to each Metal, the product of the (i) Offered Ounces and (ii) the Purchase Price of such Metal.

1.25         Offered Ounces means, with respect to each Metal, the number of troy ounces offered by Power Mount for purchase by Stillwater, as set forth on a Metal Purchase Form.

1.26         Party or Parties means Power Mount and Stillwater, individually or collectively as the context implies, and the successors and assigns of any Party that shall have become a Party hereto in accordance with the terms hereof.

1.27         Party Result has the meaning set forth in Section 8.4.

1.28         Platinum Group Metals means, collectively, Platinum, Palladium and Rhodium.

1.29         Preliminary Lot Value means, with respect to each Metal, the product of (i) the Preliminary Ounces and (ii) the Purchase Price for the Metal.

1.30         Preliminary Ounces means, with respect to each Metal in a specific Lot, the number of troy ounces of such Metal contained in the Lot, as determined in accordance with Section 8.2.

1.31         Purchase Price means, with respect to a particular Metal, the Firm Price per troy ounce if, pursuant to the election of Power Mount, Stillwater has set the price of such ounces of Metal or, if a Firm Price has not been set, an estimated price per troy ounce determined by Stillwater in its reasonable discretion; provided that such estimated price shall not be less than [**]% of the then current daily Johnson Matthey North America spot price.

1.32         Responsible Officer means, with respect to a Party, an officer designated in writing by such Party to the other Party as a proper addressee for notices delivered pursuant to this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

1.33         Sample Split means a portion of a Lot sample taken prior to assaying.

1.34         Secondary Materials means decanned beads and honeycombs only from manufactured automobile catalytic converter products containing Platinum Group Metals.

1.35         Second Prepayment has the meaning set forth in Section 9.3.

1.36         Second Prepayment Finance Charge means the interest assessed by Stillwater on the amount of the Second Prepayment calculated as the product of (i) the amount of the Second Prepayment prior to deducting the First Prepayment, the First Prepayment Finance Charge and the Second Prepayment Finance Charge; (ii) Stillwater's Cost of Borrowing plus [**] basis points; and (iii) the number of days from the date of the Second Prepayment until the Value Date divided by 360.

1.37         Shipment means a delivery of Secondary Materials of up to 20 Short Tons delivered to the Facility.

1.38         Short Ton means 2,000 pounds.

1.39         Stillwater's Cost of Borrowing means, at the time of prepayment, the higher of (1) Stillwater's pretax weighted average cost of debt (as approximated by reference to Stillwater's most recent filings with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended) and (ii) Stillwater's pretax weighted average cost of borrowing under its revolving lines of credit.

1.40         Umpire means an independent analyst listed on Appendix C.

1.41         Umpire Result has the meaning set forth in Section 8.4.

1.42         Value Date means the first Business Day following the date that is [**] days following the date of actual delivery, subject to extension pursuant to Sections 5 and 16.2.

2.	TERM.

The initial term of this Agreement shall be for a period of three (3) years commencing on the effective date hereof and ending June 7th, 2008.  This Agreement shall be automatically renewed for successive additional periods of one (1) year unless either Party elects not to renew by providing the other Party with written notice to that effect at least 180 days prior to the end of the then current term.  Notwithstanding the foregoing, this Agreement may be earlier terminated in accordance with the provisions of Section 13 or extended in accordance with the provisions of Section 16.2.

3.	METAL PURCHASE FORM; FIRM PRICE; LOT VERIFICATION FORM; RECEIPT AND ACCEPTANCE;

CONFIDENTIAL TREATMENT REQUESTED

3.1           Metal Purchase Form.  Power Mount will from time to time send Stillwater a Metal Purchase Form, a form of which is attached hereto as Appendix A, wherein Power Mount will offer to Stillwater ounces of Metal ("Offered Ounces") at a price to be determined by Stillwater and will provide Stillwater with the Estimated Delivery Date of the Secondary Materials containing such Offered Ounces.  Power Mount will also indicate on the Metal Purchase Form at what point in time Power Mount wants Stillwater to set a Firm Price for the Offered Ounces.  If Power Mount does not indicate at what point in time it wants Stillwater to set a Firm Price for the Offered Ounces of a particular Metal, Stillwater will determine the Firm Price of the Offered Ounces of each Metal on receipt of the Final Assay for the Lot containing such Offered Ounces of Metal.  Power Mount shall not include on a Metal Purchase Form any Metal that Power Mount does not reasonably expect to deliver to the Facility within 60 days from the date of the Metal Purchase Form.  Within three (3) Business Days following receipt of a Metal Purchase Form from Power Mount, Stillwater will (i) insert the Purchase Price for each Metal on the Metal Purchase Form; (ii) determine and insert the Offered Metal Value and the First Prepayment amounts on the Metal Purchase Form; and (iii) send the completed Metal Purchase Form to Power Mount via facsimile or email.  Stillwater will match deliveries of Lots with the applicable Metal Purchase Form according to the Estimated Delivery Date on a first-in-first-out basis.

3.2           Adjustment of Firm Price.  If Power Mount has indicated on the Metal Purchase Form that it wants Stillwater to set a Firm Price for a Metal, Stillwater will set the Firm Price, and use that Firm Price to calculate payments due Power Mount; except that if actual delivery of the Offered Ounces does not occur on or before the Estimated Delivery Date, the Firm Price will be adjusted by Stillwater to account for such delay and the Purchase Price will thereafter equal such adjusted Firm Price.

3.3           Shipment.  Power Mount will deliver Secondary Materials to the Facility in the quantities and with the composition in accordance with this Agreement.  Power Mount will label each Lot based on the type of Secondary Material contained in such Lot.  Each Shipment must be accompanied by an MSDS.  Power Mount will bear the costs of shipping the Secondary Materials to the Facility.  Delivery shall be FOB the Facility.  The Secondary Materials must be packaged in gaylord boxes unless alternative packaging is pre-approved by Stillwater.  Catalyst dusts must be packaged in super sacks (bulk bags).

3.4           Lot Verification Form.  Power Mount shall complete the top portion of the Lot Verification Form for each Lot shipped to Stillwater and send a copy to Stillwater via facsimile at least two (2) Business Days before the date the Lot is shipped to Stillwater.  Stillwater will confirm verbally its receipt of the Lot Verification Form.  Power Mount shall indicate on the Lot Verification Form, among other things, (i) whether or not Power Mount will have a representative present for weighing and sampling and (ii) whether or not Power Mount will exchange assays.

3.5           Receipt and Acceptance.  Stillwater shall notify Power Mount when Stillwater has received a Lot of Secondary Materials at the Facility.  Stillwater shall notify Power Mount within three (3) Business Days following Stillwater's receipt of a Lot of Secondary Materials as to whether Stillwater will accept or reject that Lot by completing the bottom portion of the Lot Verification Form and forwarding a copy of the completed form to Power Mount via facsimile.

CONFIDENTIAL TREATMENT REQUESTED

4.	TITLE; RISK OF LOSS; WARRANTIES OF POWER MOUNT; INDEMNIFICATION.

4.1           Title.  Title to the Secondary Materials in any Lot in a Shipment shall transfer from Power Mount to Stillwater upon receipt and acceptance of such Lot by Stillwater at the Facility.

4.2           Risk of Loss.  Power Mount shall bear all risk of loss of or damage to the Secondary Materials during transit to the Facility, and risk of loss of the Secondary Materials shall pass to Stillwater only upon receipt and acceptance of the Secondary Materials at the Facility.

4.3           Warranties of Power Mount; Indemnification.  Power Mount warrants and covenants to Stillwater that Power Mount will have full legal and beneficial title, free, clear and unencumbered by security interests and liens, to all Secondary Materials upon purchase by Stillwater, that Stillwater shall upon purchase, acquire full legal and beneficial title to such Secondary Materials, free, clear and unencumbered by security interests and liens, and that the Secondary Materials shall be of the quality set forth in Section 6.1.  Power Mount shall indemnify and hold Stillwater harmless from and against any and all costs, losses, expenses, including reasonable attorneys' and expert witness fees, and damages arising as the result of Power Mount's failure to have full and unencumbered title as provided in this Section 4.3.

5.	QUANTITIES.

Each Lot included in a Shipment shall be approximately [**] Short Tons, and no Lot shall be less than [**] Short Tons nor greater than [**] Short Tons.  The maximum aggregate number of Short Tons that Power Mount may deliver and that Stillwater will accept from Power Mount at the Facility is [**] Short Tons per day and [**] Short Tons per week, unless Power Mount obtains Stillwater's prior written consent to deliver additional Secondary Material.  Stillwater may delay the receipt date and the Value Date for any Lot that does not meet the requirements of this Section 5.  In addition, if, as of the end of any calendar month, the average quantity of Secondary Materials for the previous three-calendar-month period then ended is less than [**] tons per week, Power Mount agrees that such quantity will have represented all the Secondary Materials that Power Mount sent to third parties for processing during such period and will, upon request from Stillwater, send verification to that effect reasonably satisfactory to Stillwater.

6.	QUALITY.

6.1           Minimum Quality of Secondary Materials.  Each Lot of Secondary Materials must have, at a minimum, [**] troy ounces of Metal per Short Ton.  Power Mount represents and warrants that all Secondary Materials delivered to Stillwater from Power Mount shall he (i) free of lead, zinc, arsenic, chlorine, fluorine, mercury, selenium or other deleterious materials and free of any other impurities the solubility of which will negatively impact the processing and refining process (as determined solely by Stillwater), (ii) free of hazardous or toxic materials, and (iii) free of iron, stainless steel and other scrap.

CONFIDENTIAL TREATMENT REQUESTED

6.2           Material Differences in Composition.  If the results of sampling conducted by Stillwater indicate that a Lot of Secondary Materials delivered hereunder does not meet the requirements of Section 6.1, Stillwater shall have the absolute right (a) to refuse to accept that particular Lot of Secondary Materials for processing and refining, in which event Stillwater shall so notify Power Mount within three (3) Business Days of Stillwater's receipt of such Lot; or (b) with respect to a Lot that does not meet the requirements of Section 6.1(iii), to accept, process and refine the Lot and to charge Power Mount [**] per pound of Secondary Material to cover additional costs of processing.  If Stillwater refuses to accept any Lot, Power Mount will promptly remove that Lot from the Facility at Power Mount's sole expense.  No payment will be due from Stillwater for any Lot that Stillwater rejects pursuant to Section 6.2.  To the extent Stillwater has prepaid for the Metal estimated to be contained in such Lot, such amount will be deducted from future payments owed Power Mount and, if payments owed to Power Mount within three months after such rejection are insufficient to repay Stillwater the amount of such prepayment, Power Mount shall thereupon pay Stillwater all amounts remaining due.

7.	PROCESSING.

7.1           Processing of Secondary Materials.  Subject to the limitations set forth in Sections 4, 5 and 6, Stillwater will take delivery and possession at the Facility of the Secondary Materials provided by Power Mount under this Agreement.

7.2           Smelter Capacity.  On any occasion during the term of this Agreement that Stillwater's Facility is shut down for any reason, Stillwater may delay the processing of any Secondary Materials and will promptly notify Power Mount of any such event.  Stillwater shall have no liability to Power Mount due to such shutdown if such shutdown (i) is for any reason and Stillwater has delivered to Power Mount not less than sixty (60) days prior written notice of such shutdown, and provided further that Stillwater complies with all of its obligations under this Agreement with respect to any Secondary Materials previously shipped to Stillwater and any Secondary Materials shipped to Stillwater pursuant to this Section 7.2, or (ii) results from an event of Force Majeure.  If Stillwater has notified Power Mount that a shutdown will occur for a reason other than an event of Force Majeure, then upon receipt of such notification, Power Mount will ship to Stillwater only the number of outstanding Offered Ounces due Stillwater.  Power Mount will make no other shipments of Secondary Materials to Stillwater until such time as Power Mount receives written notification from Stillwater to resume shipments.  During the period when pursuant to this Section 7.2 Power Mount may not send shipments to Stillwater, Power Mount shall be free to send Secondary Materials to a third party for processing,

8.	WEIGHING; SAMPLING; ASSAYING; COMMINGLING.

8.1           Weighing; Representation.  Power Mount reserves the right, at its expense, to have its representative present to observe the process of the preliminary weighing of each Lot and the collecting of samples for assaying.  If Power Mount has elected to have its representative present at weighing and sampling, then the weighing of such Lot and the collection of the samples from such Lot shall not occur until Power Mount's representative has arrived at the Facility.  Such representative must arrive at the Facility on the day that Stillwater has indicated that it will conduct the sampling of that particular Lot; provided that Stillwater has given Power Mount at least three (3) Business Days' notice of such date.

CONFIDENTIAL TREATMENT REQUESTED

8.2           Preliminary Ounces.  Within two (2) Business Days following delivery of the Lot at the Facility, Stillwater will weigh and test the preliminary content of such Lot.  If the number of troy ounces of each Metal as determined by Stillwater on receipt differs by [**] or more from the Estimated Ounces of each Metal as determined and set forth on the Lot Verification Form by Power Mount (a "Material Weight Variance"), Stillwater will promptly notify Power Mount of such Material Weight Variance.  The Preliminary Ounces of each Metal shall equal the Estimated Ounces of each Metal unless there is a Material Weight Variance, in which case the Preliminary Ounces of each Metal shall be as determined by Stillwater pursuant to this Section 8.2.

8.3           Sampling; Final Dry Lot Weight; Final Assays.  Stillwater will sample each Lot for moisture content and for assaying.  Within fifteen (15) days after the date of Power Mount's delivery of the particular Lot, Stillwater will send a Sample Split to Power Mount and a Sample Split to the Stillwater Mining Laboratory, and Stillwater will retain a Sample Split on file at the Facility for use as an umpire sample (if needed).  Within thirty (30) days after the date of Power Mount's delivery of the particular Lot, Stillwater will determine and provide Power Mount with final notice of the Final Dry Lot Weight.  Each Lot received by Stillwater will be considered complete and separate for sampling purposes under this Agreement, Stillwater will keep a separate record of the specific procedures performed in sampling the Secondary Materials supplied by Power Mount.  If, pursuant to Section 3.4, Power Mount has elected to exchange assays, Stillwater will exchange assays with Power Mount to determine the Final Assay results and the number of Final Ounces for such Lot in accordance with Section 8.4.  If Power Mount has elected not to exchange assays for a Lot, no assay exchange will be conducted for such Lot; Stillwater will determine and provide Power Mount with the Final Assay results and the number of Final Ounces for such Lot.

8.4           Exchange Procedure.  If Power Mount has elected to have an assay exchange for a particular Lot, the Parties shall exchange the results of their respective completed assays by registered mail on an agreed upon date which shall be no later than thirty-five (35) days after the date of Power Mount's delivery of that Lot to the Facility, and the Parties shall confirm such assays by an exchange of facsimiles on the next Business Day.  The Platinum, Palladium, and Rhodium assays in the samples shall be reported on a dry basis calculated to four significant figures following a minimum drying period of two (2) hours at a temperature of 120 to 125 degrees Celsius.  The splitting limit with respect to Platinum and Palladium shall be [**] relative to the Platinum or Palladium content (as applicable) as assayed by Stillwater, and the splitting limit with respect to Rhodium shall be [**] relative to the Rhodium content as assayed by Stillwater.  If the Parties' assays with respect to a particular Metal are within the applicable splitting limit, the Final Assay for such Metal contained in such Lot shall be calculated as the arithmetic mean of the Metal content in the two exchanged assays.  If the Parties' assays for a particular Metal are not within the applicable splitting limit, the Parties shall cooperate in good faith to reach an agreement with respect to the final settlement figures.  If such an agreement cannot be reached within two (2) Business Days after the exchange of the Parties' Results.  Stillwater shall send the retained Sample Split for that Lot to an Umpire for independent analysis.  The Umpire shall be selected from among the analysts listed on Appendix C on a rotating basis, sampled Lot by sampled Lot.  The Umpire will provide its analysis (on a dry weight basis determined on a pulverized sample) of the Metal or Metals for which a final settlement figure was not reached by the Parties.  The final settlement figures shall then be calculated based on a comparison of the assays of the individual Metal as assayed by each of the Parties (each, a "Party Result") and by the Umpire (the "Umpire Result"), in each case expressed in troy ounces per dry Short Ton calculated to four significant figures.  If the Umpire Result is between the two Party Results, then the arithmetic mean of the Umpire Result and the Party Result which is closer to the Umpire Result will be the Final Assay for such Metal in such Lot.  If the Umpire Result is higher than the higher of the two Party Results or lower than the lower of the two Party Results, then the Party Result which is closer to the Umpire Result will be the Final Assay for such Metal in such Lot.  For each Metal, the Umpire's costs of analyzing the samples will be born (i) by the Party whose Party Result for such Metal is further from the Umpire Result for such Metal or (ii) if the Umpire Result for such Metal is the exact arithmetic mean of the two Party Results for such Metal, by both Parties equally.

CONFIDENTIAL TREATMENT REQUESTED

8.5           Commingling.  Stillwater shall have the right to commingle in the Facility any Secondary Materials from Power Mount with any other materials, provided that the commingling occurs only after the Secondary Materials have been weighed and sampled by Stillwater.

9.	PAYMENT; SECURITY INTEREST.

9.1           Payment Based on a Percentage of Final Lot Values.  Power Mount will receive payment for a Lot of Secondary Materials in an amount equal to [**] of the sum of the Final Lot Values.

9.2           First Prepayment.  Within one (1) Business Day following receipt of a Metal Purchase Form from Power Mount, Stillwater will forward a prepayment of estimated amounts due under this Agreement for the Offered Ounces of Metal (a "First Prepayment") via wire transfer to Power Mount.  The amount of the First Prepayment due Power Mount for such Offered Ounces shall equal (i) [**]% of the sum of the Offered Metal Values for each Metal, less (ii) the First Prepayment Finance Charge.

9.3           Second Prepayment.  Within one (1) Business Day following Stillwater's acceptance of a Lot at the Facility, Stillwater will forward payment of the balance of the amount estimated to be due Power Mount for a Lot of Secondary Materials (the "Second Prepayment") via wire transfer to Power Mount.  The Second Prepayment shall be calculated as follows:

(i)             the sum of the Preliminary Lot Values for each Metal in such Lot multiplied by [**]%; less

(ii)            the Allocated Portion of the First Prepayment; less

(iii)           the Allocated Portion of the First Prepayment Finance Charge; less

(iv)           the Second Prepayment Finance Charge; less

(v)            any charges pursuant to Sections 6.2.

Attached as Appendix D is a sample calculation of a Second Prepayment and Second Prepayment Finance Charge.

CONFIDENTIAL TREATMENT REQUESTED

9.4           Calculation of Final Prepayment.  Within two (2) Business Days following notice to Power Mount of the Final Lot Value for a Lot of Secondary Materials, Stillwater will forward the final prepayment due Power Mount for such Lot (the "Final Prepayment") via wire transfer to Power Mount.  The Final Prepayment or credit shall be calculated as follows:

(i)             the sum of the Final Lot Values for each Metal in such Lot multiplied by [**]%; less

(ii)            the Allocated Portion of the First Prepayment; less

(iii)           the Allocated Portion of the First Prepayment Finance Charge; less

(iv)           the Second Prepayment; less

(v)            the Second Prepayment Finance Charge; less

(vi)           the Final Prepayment Finance Charge; less

(vii)          any Section 3.2 losses or costs; less

(viii)         any applicable Umpire charges under Section 8.4; and plus

(ix)           any Section 3.2 gains.

Attached as Appendix D is a sample calculation of a Final Prepayment and Final Prepayment Finance Charge.  If the calculation of the Final Prepayment pursuant to this Section 9.4 results in a negative number such that Stillwater has overpaid for a given Lot, such amount will be deducted from future amount(s) owed to Power Mount, and, if payments owed to Power Mount within three months after such overpayment are insufficient to repay Stillwater the amount of such overpayment, Power Mount shall thereupon pay Stillwater all amounts remaining due.

9.5           Maximum Prepayments; Obligation to Make Prepayment May Be Suspended or Terminated by Stillwater.  Stillwater shall not be obligated to prepay Power Mount for any Metal in excess of the quantities that Power Mount may deliver pursuant to Section 5.  Notwithstanding Sections 9.2, 9.3 or 9.4 above, Stillwater may elect to suspend or terminate prepayments to Power Mount at any time during this Agreement for whatever reason.  If Stillwater does suspend or terminate prepayments, Stillwater will forward payment for each Lot of Secondary Material to Power Mount in one payment of an amount equal to [**]% of the Final Lot Value within one (1) Business Day following the Value Date.

9.6           Security Interest.  As security for all obligations of Power Mount under this Agreement, Power Mount hereby assigns, pledges and grants a continuing and unconditional security interest to Stillwater, its successors and assigns, in and to all Secondary Materials, now owned or hereafter acquired by Power Mount, or in which Power Mount has or hereafter acquires any interest, wherever located.

CONFIDENTIAL TREATMENT REQUESTED

10.	PUBLICITY; CONFIDENTIALITY.

10.1         Publicity.  Neither Stillwater nor Power Mount will issue or approve an advertisement, promotional material, news release or other form of publicity concerning this Agreement or the transactions contemplated herein without the prior approval of the other Party as to the content of such advertisement, promotional material, news release or publicity and the timing of its release, which approval will not be unreasonably withheld or delayed.

10.2         Confidentiality.  Each Party will treat all information, documents and other materials provided by the other Party hereunder as confidential and proprietary information of the disclosing Party, and the receiving Party agrees to maintain in confidence all such confidential information and will not divulge such confidential information in whole or in part to any third party other than its legal and financial advisors and except as required by law or regulation.

11.	REPRESENTATIONS AND WARRANTIES.

11.1         Representations and Warranties of Stillwater.

11.1.1     Organization, Good Standing and Qualification.  Stillwater is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Stillwater has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted.  Stillwater is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on Stillwater.  Stillwater has the power and authority to execute, deliver and perform its obligations under this Agreement.

11.1.2     Authorization.  All corporate action on the part of Stillwater, its officers, directors and stockholders necessary (a) for the authorization, execution and delivery (or acceptance, as the case may be) of this Agreement and (b) for the performance of all obligations of Stillwater hereunder has been taken.  This Agreement constitutes a valid and legally binding obligation of Stillwater, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

11.1.3      No Conflicts.  The execution, delivery and performance of this Agreement will not (a) violate any provision of law or statute or any order of any court or other governmental authority binding on Stillwater; (b) contravene or conflict with Stillwater's certificate of incorporation or bylaws; or (c) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default, or result in the creation of any lien upon any of the properties or assets of Stillwater, under any indenture, mortgage, lease agreement or other agreement or instrument to which Stillwater is a party or by which it or any of its property is bound or affected, except, for purposes of this clause (c), such conflict, breach or default as to which requisite waivers or consents shall have been obtained by Stillwater and delivered to Power Mount or which would not reasonably be expected to have a material adverse effect on Stillwater.

CONFIDENTIAL TREATMENT REQUESTED

11.2         Representations and Warranties of Power Mount.

11.2.1     Organization, Good Standing and Qualification.  Power Mount is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.  Power Mount has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted.  Power Mount is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on Power Mount.  Power Mount has the power and authority to execute, deliver and perform its obligations under this Agreement.

11.2.2     Authorization.  All corporate action on the part of Power Mount, its officers, directors and stockholders necessary (a) for the authorization, execution and delivery (or acceptance, as the case may be) of this Agreement and (b) for the performance of all obligations of Power Mount hereunder has been taken.  This Agreement constitutes a valid and legally binding obligation of Power Mount, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

11.3         No Conflicts.  The execution, delivery and performance of this Agreement will not (a) violate any provision of law or statute or any order of any court or other governmental authority binding on Power Mount; (b) contravene or conflict with Power Mount's certificate of incorporation or bylaws; or (c) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default, or result in the creation of any lien upon any of the properties or assets of Power Mount, under any indenture, mortgage, lease agreement or other agreement or instrument to which Power Mount is a party or by which it or any of its property is bound or affected, except, for purposes of this clause (c), such conflict, breach or default as to which requisite waivers or consents shall have been obtained by Power Mount and delivered to Power Mount or which would not reasonably be expected to have a material adverse effect on Power Mount.

12.	EVENTS OF DEFAULT.

The occurrence at any time with respect to a Party of any of the events set forth in this Section 12 shall constitute an event of default (an "Event of Default") with respect to such Party.

12.1         Failure to Pay.  Failure by the Party to make, when due, any payment under this Agreement required to be made by it if such failure is not remedied on or before the third Business Day after notice of such failure is given to the Party.

12.2         Breach of Agreement.  Failure by the Party to comply with or perform any material agreement or obligation (other than an obligation to make payment under this Agreement) to be complied with or performed by the Party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the Party.

CONFIDENTIAL TREATMENT REQUESTED

12.3         Breach of Representations and Warranties.  Any representation or warranty made by the Party contained in this Agreement was when given false or misleading in any material respect (provided, however, if any representation or warranty that is qualified by materiality, including with reference to a material adverse effect, shall prove to be false or misleading in any respect, the same shall be an Event of Default hereunder);

12.4         Bankruptcy.  The Party (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for is winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, receiver, trustee or custodian or other similar official for it or for all or substantially all of its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession or any such process is not dismissed, discharged, stayed or restrained, in each case, within 30 days thereafter; or (viii) takes any action in furtherance of or indicating its consent to approval of or acquiescence in any of the foregoing acts.

13.	TERMINATION.

13.1         Event of Default.  If at any time an Event of Default with respect to a Party has occurred and is then continuing, the other Party may, in addition to any other remedies available to such Party, terminate this Agreement by sending written notice of termination to the defaulting Party, which notice shall be effective, subject to Section 13.3, upon receipt by the defaulting Party.

13.2         Termination by Stillwater.  Stillwater may terminate this Agreement by sending written notice of termination to Power Mount if (i) Power Mount has failed to deliver at least [**] Short Tons per month for at least two out of the preceding three months, or (ii) Stillwater, in its sole discretion, has determined that the processing of Secondary Materials conflicts with Stillwater's processing or production goals.  Notice of termination pursuant to this Section 13.2 shall be effective, subject to Section 13.3, upon the ninetieth (90th) day following Power Mount's receipt of such notice.

13.3         Effect of Notice of Termination.  Upon notice of termination, Power Mount will make no other shipments of Secondary Materials to Stillwater.  Subject to Sections 4, 5 and 6 hereof, Stillwater shall process all Secondary Materials that Power Mount had invoiced or shipped to Stillwater prior to termination.  Until such time as all Secondary Materials delivered to Stillwater have been processed by Stillwater and payment for same has been received by Power Mount, this Agreement will continue in full force and effect.

CONFIDENTIAL TREATMENT REQUESTED

13.4         Survival.  The provisions of Sections 4.3, 10, 13.3 and 15 will survive termination.

14.	ENTIRE AGREEMENT.

This Agreement represents the complete agreement between the Parties hereto and supersedes all prior or contemporaneous oral or written agreements between Power Mount and Stillwater to the extent they relate in any way to the subject matter hereof

15.	RELATIONSHIP OF THE PARTIES.

Nothing contained in this Agreement shall be deemed to constitute either Party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other, nor to create any fiduciary relationship between them.  It is not the intention of the Parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership.  Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein.  Each Party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.  Each Party shall indemnify, defend and hold harmless the other Party, its directors, officers, employees, agents and attorneys from and against any and all losses, claims, damages and liabilities claimed by any third party or parties arising out of any act or any assumption of liability by the indemnifying Party, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Party, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Parties.

16.	FORCE MAJEURE.

16.1         Definition.  The term "Force Majeure" as employed herein, shall mean acts of God, strikes, insurrections, lockouts or other labor or industrial disturbances, unavoidable accidents, uncontrollable delays in transportation, compliance with any state or federal laws, regulations or requirements (expressly including inability to obtain necessary governmental approvals, licenses or permits on reasonably acceptable terms), inability to obtain timely refining of materials, actions of any competent governmental authority or agency, court orders, future orders of any regulatory body having jurisdiction, acts of the public enemy, terrorist acts, wars (declared or undeclared), riots, sabotage, blockades, embargoes, shortages of or inability to secure fuel, power, contractors, labor, raw materials, railroad or transport facilities, failure of, damage to or destruction of machinery, plant and equipment, earthquakes, snowslides, landslides, lightning, weather conditions materially preventing or impairing work, fires, storms, floods, washouts and explosions, or other matters beyond the reasonable control of the Party obligated to perform, whether similar to matters herein specifically enumerated or not; provided, however, that performance shall be resumed within a reasonable period of time after such cause has been removed; and provided further that neither Party shall be required against its will to adjust any labor dispute or to question the validity of or to refrain from judicially testing the validity of any federal, state or local order, regulation or statute.

CONFIDENTIAL TREATMENT REQUESTED

16.2         Effect of Occurrence.  If either Party is rendered unable, wholly or in part, by Force Majeure applying to it, to carry out its obligations under this Agreement, it is agreed that such obligations of such Party, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and that the various periods and terms provided for herein shall be extended for a period equivalent to such period of Force Majeure; provided, however, that if the time requirements set forth in Section 3.2 for any Value Date cannot be met because of an event of Force Majeure declared by Stillwater, such Value Date shall be extended to a date following the termination of such event of Force Majeure in accordance with Stillwater's best estimate of the duration of such event of Force Majeure, and [Stillwater] shall bear the costs associated with such extension of the Value Date.  The Party claiming that an event of Force Majeure has occurred will promptly notify the other Party of the commencement and termination of any event of Force Majeure.

17.	NO IMPLIED COVENANTS.

There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

18.	MISCELLANEOUS.

18.1         Assignment.  This Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and may not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the consent of Power Mount shall not be required with respect to (a) any assignment by Stillwater to provide security in connection with any financing, expressly including, by way of example and not limitation, assignments of royalty, overriding royalties or net profits interests or production payments, or (b) any merger, consolidation or other reorganization or transfer by operation of law involving Stillwater or any purchase or sale of substantially all of the assets of Stillwater, provided that, as to this clause (b), Stillwater notifies Power Mount of the assignment and the name and address of the assignee,

18.2         Amendment and Waiver.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either Party unless such modification, amendment or waiver is approved in writing by the Parties hereto, The failure by either Party to demand strict performance and compliance with any part of this Agreement shall not be deemed to be a waiver of the rights of such Party under this Agreement or by operation of law.  Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

CONFIDENTIAL TREATMENT REQUESTED

18.3         Notices.  Unless otherwise stated in this Agreement, all notices, demand or other communications to be given or delivered for any reason under any of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, or upon receipt by the recipient if sent by reputable overnight courier service (charges prepaid) or five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent via telecopier during normal business hours (and the day following receipt if not during normal business hours).  Such notices, demands and other communications shall be sent to the Parties at the following addresses:

If to Stillwater:	Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102
Attn: Metals Accounting Department
		Phone:	406-373-8711 or 406-373-8876
		Facsimile:	406-373-8703

With copies to:	Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102
Attn: Smelter Manager
Phone: 406-322-8901
	Facsimile:		406-322-5975
Attn: Secondary Business Supervisor
Phone: 406-322-8904
	Facsimile:		406-322-5975

In the event of	Stillwater Mining Company
notices sent pursuant	1321 Discovery Drive
to Section 12 and	Billings, Montana 59102
Section 13, with	Attn: General Counsel
copies to:		Phone:	406-373-8712
Facsimile: 406-373-8701

If to Power Mount:	Power Mount Incorporated
1041 Highway 192
Somerset, KY 42501
Attn: Paul Meece, President
		Phone:	606-678-5584
		Facsimile:	606-679-4188

18.4         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in an respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

18.5         Governing Law.  The Parties are domiciled in two different states.  In order to create greater certainty with respect to their legal rights and obligations under this Agreement, the Parties desire to adopt as the substantive law of this Agreement the laws of a state that has a well developed commercial law and precedent and that is not the domicile of either party.  The Parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of Missouri as though this Agreement were performed in full in the State of Missouri, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

CONFIDENTIAL TREATMENT REQUESTED

18.6         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

18.7         Waiver of Jury Trial; Jurisdiction.  Any controversy or claim between the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith shall be tried to a court and not a jury.  Each party waives its rights to a jury.

18.8         Construction.  The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.  The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Stillwater and Power Mount.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties have executed this instrument effective as of the date first above written.

STILLWATER MINING COMPANY	POWER MOUNT INCORPORATED

By:	By:
Name: John R. Stark	Name: Paul Meece
Title: Vice President	Title: President

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX A
Metal Purchase Form

Date:
(month/day/year)(e.g. 07/0412005)

Pursuant to Section 3.1 of the Amended and Restated Secondary Materials Processing Agreement, dated June 7, 2005, Power Mount hereby agrees to sell and Stillwater hereby agrees to purchase the following Offered Ounces of Metal:

INFORMATION PROVIDED BY POWER MOUNT			INFORMATION PROVIDED BY STILLWATER
(A)	(B)	When Firm	(C)	(A) x (C)
Offered Ounces of Metal	Estimated Delivery Date to Stillwater	Price is to Be Determined N = Now D = Upon Delivery F = Upon Final Assay	Purchase Price	Offered Metal Values
Pt ounces:
Pd ounces:
Rh ounces:

Pt ounces:
Pd ounces:
Rh ounces:

Pt ounces:
Pd ounces:
Rh ounces:

(1)	Estimated Delivery Date to Stillwater cannot exceed more than 60 calendar days from the date of this Metal Purchase Form.

(2)	Purchase Price will equal the Firm Price if Power Mount has elected to have the Firm Price set immediately.

POWER MOUNT INCORPORATED		STILLWATER MINING COMPANY

By:		By:
	Power Mount Representative		Stillwater Representative

Date:		Date:

Fax to : SMC Metals Accounting Dept. - Fax No. 406-373-8703

A-1

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX B
Stillwater/Power Mount Lot Verification Form

INFORMATION PROVIDED BY POWER MOUNT:
1. Current Date	1.
2. Estimated Date of Arrival at Stillwater	2.
3. Power Mount Lot No.	3.
4. Type of Secondary Materials (please describe)	4.
5. Estimated Lot Weight (in Short Tons)	5.
6. Representative to be Present for Sampling (Yes or No)	6.
7. Exchange of Assays (Yes or No)	7.
8. Estimated PGM Assays (in Troy Ounces per Short Ton)
8.a. Platinum	8.a.
8.b. Palladium	8.b.
8.c. Rhodium	8.c.
9. Estimated Ounces in Lot
9.a. Platinum	9.a.
9.b. Palladium	9.b.
9.c. Rhodium	9.c.
INFORMATION PROVIDED BY STILLWATER
10. Stillwater Lot No.	10.
11. Metal Purchase Form Number	11.
12. Purchase Price per Troy Ounce (in US Dollars)
12.a. Platinum	12.a. $
12.b. Palladium	12.b. $
12.c. Rhodium	12.c. $
13. Preliminary Lot Value Calculation:
13.a. Platinum (12.a. x 9.a.*)	13.a. $
13.b. Palladium (12.b. x 9.b.*)	13.b. $
13.c. Rhodium (12.c. x 9.c. )	13.c. $
13.d. Preliminary Lot Value (total 13.a., 13.b. and 13.c.))	13.d. $
14. Value Date
15. Lot Accepted/Rejected

*	Unless there is a Material Weight Variance, in which case the Preliminary Ounces as determined by Stillwater will be used to calculate the Preliminary Lot Value.

BEFORE SHIPPING, FAX TO:
☐	Smelter Manager	Fax No. 406-322-5975
☐	Secondary Business Supervisor	Fax No. 406-322-5975
☐	SMC Metals Accounting Dept.	Fax No. 406-373-8703

Date:
Power Mount Representative

Date:
Stillwater Representative

B-1

CONFIDENTIAL TREATMENT REQUESTED

B-2

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX C
Umpires - Selected by Rotation

A.H. Knight International Ltd
Eceleston Grange, Prescot Rd.
GB-WA 10 3BA St. Helens – Merseyside
Great Britain

Inspectorate Griffith Ltd
2 Perry Road, Witham
Essex, CM8 3TU
England, Great Britain

Le Doux & Company
359 Alfred Avenue
Teaneck, NJ 07666

C-1

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX D
Example — Payment Calculations

Pursuant to a Metal Purchase Form, Power Mount offers Metal to Stillwater with an Offered Metal Value of $[**] and an Estimated Delivery Date of [**] days from the date of the Metal Purchase Form. The Metal Purchase Form stated Offered Ounces of [**] Platinum Ounces, [**] Palladium Ounces and [**] Rhodium Ounces with a Purchase Price of $[**], $[**] and $[**] respectively. The delivery occurs on the Estimated Delivery Dale and the shipment includes two lots. Stillwater determines that the sum of the Preliminary Lot Values for Lot No. 1 is $[**], containing [**] Platinum Ounces, [**] Palladium Ounces and [**] Rhodium Ounces. The sum of the Preliminary Lot Values for Lot No. 2 is $[**], containing [**] Platinum Ounces, [**] Palladium Ounces and 15 Rhodium Ounces. Stillwater's Cost of Borrowing at the time of the First Prepayment is [**]% and at the time of the Second Prepayment and Final Prepayment is [**]%. The First Prepayment is made [**] days prior to the estimated date of delivery. The Second Prepayment is made on the [**] Business Day following receipt and acceptance of the Lot. The Value Date is the [**] day following receipt and acceptance of the Lot by Stillwater. There is no exchange of assays; therefore, the Final Prepayment Date is [**] days following delivery of the Lot to Stillwater.

LOT NO. 1

First Prepayment. Stillwater would make a Prepayment to Power Mount calculated as follows:

Offered Metal Value Multiplied by [**]%	$[**]

Less:
First Prepayment Finance Charge
(product of (a) $[**], (b) [**] and [**])	[**]

First Prepayment	$[**]

LOT NO. 1 Second Prepayment. Stillwater would make a Second Prepayment to Power Mount, calculated as follows:

Sum of the Preliminary Lot Values Multiplied by [**]%	$[**]

Less:
Allocated Portion of First Prepayment
(product of (a) $[**] and (b) $[**])	[**]
Allocated Portion of First Prepayment Finance Charge
(product of (a) $[**]/$[**] and (b) $[**])	[**]
Second Prepayment Finance Charge
(product of (a) $[**], (b) [**] and (c) [**])	[**]
Charges pursuant to Section 6.2	[**]
Second Prepayment	$[**]

CONFIDENTIAL TREATMENT REQUESTED

LOT NO. 1 Final Prepayment. It is later determined that the sum of the Final Lot Values is $[**], due to an adjusted Purchase Price related to the Rhodium of $[**] per Ounce. The Final Prepayment owed to Power Mount would be calculated as follows:

Sum of the Final Lot Values Multiplied by [**]%	$ [**]

Less:
Allocated Portion of First Prepayment	[**]
Allocated Portion of First Prepayment Finance Charge	[**]
Second Prepayment	[**]
Second Prepayment Finance Charge	[**]
Final Prepayment Finance Charge
(product of (a)[**], (b) [**] and (c) [**]/[**])	[**]
Section 3.2 losses or costs	[**]
Applicable Umpire charges under Section 8.4	[**]

Plus:
Any Section 3.2 gains	[**]
Final Prepayment	$[**]

LOT 2

First Prepayment. The First Prepayment for LOT NO. 1 also includes the First Prepayment for LOT NO. 2.

LOT NO. 2 Second Prepayment. Stillwater would make a Second Prepayment to Power Mount, calculated as follows:

Sum of the Preliminary Lot Values Multiplied by [**]%	$[**]

Less:	[**]
Allocated Portion of First Prepayment
(product of (a) $[**]/$[**] and (b) [**])
Allocated Portion of First Prepayment Finance	[**]
Charge
(product of (a) $[**]/$[**] and (b) $[**])
Second Prepayment Finance Charge	[**]
(product of (a) $[**], (b) [**]and (a) [**]/[**])
Charges pursuant to Section 6.2	0
Second Prepayment	$[**]

CONFIDENTIAL TREATMENT REQUESTED

LOT NO. 2 Final Prepayment. It is later determined that the sum of the Final Lot Values is really $71,000. The Final Prepayment owed to Power Mount would be calculated as follows:

Sum of the Final Lot Values Multiplied by [**]%	$ [**]

Less:
Allocated Portion of First Prepayment	[**]
Allocated Portion of First Prepayment Finance Charge	[**]
Second Prepayment	[**]
Second Prepayment Finance Charge	[**]
Final Prepayment Finance Charge
(product [**](a)[**] (b)[**]and (c) [**]/[**]	[**]
Section 3.2 losses or costs	[**]
Applicable Umpire charges under Section 8.4	[**]

Plus:
Any Section 3.2 gains	[**]
Final Prepayment	$[**]